EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 11, 2016

Holding Company of FNCB Bank Undergoes Name Change
First National Community Bancorp, Inc. to become FNCB Bancorp, Inc.

Dunmore, PA — First National Community Bancorp, Inc., (OTCQX:FNCB), the parent company of Dunmore-based FNCB Bank, today announced that effective October 17, 2016, the corporate name will change to FNCB Bancorp, Inc.

This corresponding holding company name change better reflects the new identity of the holding company’s subsidiary – FNCB Bank.

The name change does not affect the rights of the Company’s shareholders, and the Company’s common stock will continue to trade under the symbol “FNCB.” Following the effective date of the name change, stock certificates which reflect the prior corporate name will continue to be valid, and certificates containing the new name will be issued in the ordinary course as old certificates are tendered for exchange or transfer. The new CUSIP number for the Company’s common stock, effective October 17, 2016, is 302578 109.

About First National Community Bancorp, Inc.
First National Community Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania through its 19 branch offices. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore. On June 30, 2016, the Bank name changed to FNCB Bank. For more information about FNCB Bank, visit www.fncb.com

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419
james.bone@fncb.com

First National Community Bancorp, Inc. (“FNCB”) may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; its ability to compete with other institutions for business; the composition and concentrations lending risk and the adequacy of reserves to manage those risks; the valuation of investment securities; the ability to pay dividends or repurchase common shares; the ability to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of and fluctuations in the value of FNCB’s share price; the effectiveness of system of internal controls; the ability to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015.